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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

                                Current Report

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934.

               Date of Report (date of earliest event reported):
                               October 25, 1998


                              QUALIX GROUP, INC.
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            (Exact name of Registrant as specified in its charter)


                                   DELAWARE
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                (State or other jurisdiction of incorporation)



       000-22059                                           77-0261239
(Commission File Number)                       (IRS Employer Identification No.)


            177 Bovet Road, 2nd Floor, San Mateo, California   94402
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            (Address of principal executive offices)        (Zip Code)


                                (650) 572-0200
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             (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS
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         The Company has agreed to a strategic combination with Legato Systems,
Inc., a Delaware corporation ("Legato"). Pursuant to an Agreement and Plan of Reorganization dated as of October 25, 1998 by and among Legato, the Company and Hat Acquisition Corp., a Delaware corporation ("Merger Sub"), at the effective time of the combination, Merger Sub will merge with and into the Company and the Company will become a wholly-owned subsidiary of Legato. In the transaction, each holder of an outstanding share of Company Common Stock will receive a fraction of a share of Legato Common Stock equal to the Exchange Ratio. The "Exchange Ratio" equals a number the numerator of which is (i) 1,721,000 shares of Legato Common Stock and the denominator of which is equal to (ii) the sum of
(A) the aggregate number of shares of Company Common Stock outstanding at the effective time of the merger and (B) the aggregate number of shares of Target Common Stock issuable upon exercise of all outstanding options to acquire Company Common Stock at the effective merger. As of October 22, 1998, the Company had outstanding approximately 10.7 million shares of Company Common Stock and 1.4 million options to acquire Company Common Stock.

         The combination, which is expected to close in late December 1998 or early January 1999, will be accounted for as a tax free pooling of interests and is subject to the approval of the Company's stockholders. Legato has received the agreement of certain Company stockholders holding approximately 20% of the Company's common stock to vote in favor of the transaction, and an option from the Company to acquire 19.9% of the Company's outstanding Common Stock which is exercisable under certain circumstances.

         Further details regarding this announcement are contained in press releases dated October 26, 1998, attached as an exhibit hereto and incorporated by reference herein.

         Louis Cole is a member of the Board of Directors of the Company and is also the Chairman and Chief Executive Officer of Legato. Mr. Cole has abstained from voting on the Agreement and Plan of Reorganization dated as of October 25, 1998 and the transaction contemplated thereby.
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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS
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         (c)    EXHIBIT NUMBER          DESCRIPTION
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                      2.1               Agreement and Plan of Reorganization
                                        dated as of October 25, 1998 by and
                                        among Legato Systems, Inc., Qualix
                                        Group, Inc. and Hat Acquisition Corp.,
                                        including certain exhibits thereto;

                      2.2 Stock Option Agreement dated as of October 25, 1998 among Legato Systems, Inc. and Qualix Group, Inc.; and

                     99.1               Press releases, dated October 26, 1998.
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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf on October 29, 1998 by the undersigned hereunto duly authorized.


                                        QUALIX GROUP, INC.


                                        By:  /s/ BRUCE C. FELT
                                           ---------------------------
                                           Bruce C. Felt
                                           Chief Financial Officer
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                                 EXHIBIT INDEX

    2.1 Agreement and Plan of Reorganization dated as of October 25, 1998 by and among Legato Systems, Inc., Qualix Group, Inc. and Hat Acquisition Corp., including certain exhibits thereto;

    2.2 Stock Option Agreement dated as of October 25, 1998 among Legato Systems, Inc. and Qualix Group, Inc.; and

   99.1         Press releases, dated October 26, 1998.